New York Mortgage Trust Reports
Second Quarter 2022 Results

NEW YORK, NY - August 2, 2022 (GLOBE NEWSWIRE) - New York Mortgage Trust, Inc. (Nasdaq: NYMT) (“NYMT,” the “Company,” “we,” “our” or “us”) today reported results for the three months ended June 30, 2022.

Summary of Second Quarter 2022:
(dollar amounts in thousands, except per share data)

Net loss attributable to Company's common stockholders	$(82,389)
Net loss attributable to Company's common stockholders per share (basic)	$(0.22)
Undepreciated loss (1)	$(49,170)
Undepreciated loss per common share (1)	$(0.13)
Comprehensive loss attributable to Company's common stockholders	$(82,924)
Comprehensive loss attributable to Company's common stockholders per share (basic)	$(0.22)
Yield on average interest earning assets	6.69%
Interest income	$68,020
Interest expense	$41,891
Net interest income	$26,129
Portfolio net interest income (1)	$41,437
Portfolio net interest margin (2)	3.48%
Book value per common share at the end of the period	$4.06
Undepreciated book value per common share at the end of the period (1)	$4.24
Economic return on book value (3)	(4.59)%
Economic return on undepreciated book value (4)	(2.47)%
Dividends per common share	$0.10

(1)Represents a non-GAAP financial measure. A reconciliation of the Company's non-GAAP financial measures to their most directly comparable GAAP measure is included below in "Reconciliation of Financial Information."
(2)Excludes interest expense generated by our subordinated debentures, convertible notes, senior unsecured notes and mortgages payable on real estate. Our calculation of portfolio net interest margin may not be comparable to similarly-titled measures of other companies who may use a different calculation.
(3)Economic return on book value is based on the periodic change in GAAP book value per common share plus dividends declared per common share, if any, during the period.
(4)Economic return on undepreciated book value is based on the periodic change in undepreciated book value per common share, a non-GAAP financial measure, plus dividends declared per common share, if any, during the period.

Key Developments:

Investing Activities

•Purchased approximately $773.6 million in residential loans and $59.5 million in single-family rental properties.

•Funded multi-family joint venture investments for approximately $57.1 million and received approximately $11.0 million in proceeds from redemptions of Mezzanine Lending investments.

Financing Activities

•Obtained $876.4 million of financing for residential loans through recourse and non-recourse repurchase agreements with new and existing counterparties.

•Repurchased 2.8 million shares of common stock at an average repurchase price of $2.69 per share.

Subsequent Developments:

•Subsequent to quarter end, repurchased an additional 0.9 million shares of common stock at an average repurchase price of $2.73 per share.

Management Overview

Jason Serrano, Chief Executive Officer and President, commented: "Despite historical levels of volatility that challenged the markets in the second quarter, the Company was able to limit the decline in its undepreciated book value to 4.7%. The bid for duration remains thin as buyers seemed to wait out the market as spreads moved wider each month during the quarter. Our increasing allocation to BPL bridge loans over the past year and a half combined with our holding recourse leverage below 1x has enabled our balance sheet to demonstrate resiliency through a rapidly rising interest rate environment.

Against conforming mortgage rates, which ended the second quarter just below 6%, housing fundamentals have exhibited continued strength after several months of historic price and rent growth, particularly in southern markets. However, the market is clearly undergoing a seismic opportunity shift ushering in a new paradigm. The premium priced loan markets that we saw earlier in the year, largely due to remarkably efficient financing, are no longer the norm. Today’s inefficient securitization financing markets combined with markedly reduced loan demand will provide new opportunities to take advantage of wider spreads.

We have patiently positioned the Company’s balance sheet for high asset rotation and largely avoided vertical integration asset strategies that depend on consistent financing availability. Because of this, we are able to focus on secondary market investments without concern for the uncertainty of managing operating costs associated with an origination business. We believe there is an extraordinary opportunity for us in the current environment to create long-term value for our stockholders and we are energized to unlock that value behind our highly experienced asset management team."

Capital Allocation

The following tables set forth, by investment category, our allocated capital at June 30, 2022, our portfolio interest income, portfolio interest expense and portfolio net interest income, and the average yield, average portfolio financing cost and portfolio net interest margin for our average interest earning assets for the three months ended June 30, 2022 (dollar amounts in thousands):

	Single-Family (1)	Multi- Family	Other	Total
Residential loans	$4,329,192	$—	$—	$4,329,192
Consolidated SLST CDOs	(710,233)	—	—	(710,233)
Multi-family loans	—	106,825	—	106,825
Investment securities available for sale	74,822	30,096	35,588	140,506
Equity investments	—	189,773	33,878	223,651
Equity investments in consolidated multi-family properties (2)	—	387,797	—	387,797
Single-family rental properties	142,848	—	—	142,848
Total investment portfolio carrying value	3,836,629	714,491	69,466	4,620,586
Liabilities:
Repurchase agreements	(1,678,195)	(15,681)	—	(1,693,876)
Residential loan securitization CDOs	(1,107,091)	—	—	(1,107,091)
Senior unsecured notes	—	—	(97,039)	(97,039)
Subordinated debentures	—	—	(45,000)	(45,000)
Cash, cash equivalents and restricted cash (3)	141,689	—	369,679	511,368
Other	(44,898)	(6,253)	(44,806)	(95,957)
Net Company capital allocated	$1,148,134	$692,557	$252,300	$2,092,991

Company Recourse Leverage Ratio (4)				0.7	x
Portfolio Recourse Leverage Ratio (5)				0.6	x

(1)The Company, through its ownership of certain securities, has determined it is the primary beneficiary of Consolidated SLST and has consolidated the assets and liabilities of Consolidated SLST in the Company’s condensed consolidated financial statements. Consolidated SLST is primarily presented on our condensed consolidated balance sheets as residential loans, at fair value and collateralized debt obligations, at fair value. Our investment in Consolidated SLST as of June 30, 2022 was limited to the RMBS comprised of first loss subordinated securities and IOs issued by the securitization with an aggregate net carrying value of $208.6 million.
(2)Represents the Company's equity investments in consolidated multi-family apartment communities. A reconciliation of the Company's equity investments in consolidated multi-family properties to the condensed consolidated financial statements is included below in "Reconciliation of Financial Information."
(3)Excludes cash in the amount of $38.2 million and restricted cash in the amount of $2.1 million held in the Company's equity investments in consolidated multi-family properties. Restricted cash is included in the Company’s accompanying condensed consolidated balance sheets in other assets.
(4)Represents the Company's total outstanding recourse repurchase agreement financing, subordinated debentures and senior unsecured notes divided by the Company's total stockholders' equity. Does not include repurchase agreement financing amounting to $400.8 million, Consolidated SLST CDOs amounting to $710.2 million, residential loan securitization CDOs amounting to $1.1 billion and mortgages payable on real estate amounting to $1.3 billion as they are non-recourse debt.
(5)Represents the Company's outstanding recourse repurchase agreement financing divided by the Company’s total stockholders’ equity.

Portfolio Net Interest Income - Three Months Ended June 30, 2022:	Single-Family (8)	Multi- Family	Other	Total
Portfolio Interest Income (1)(2)	$56,260	$3,258	$2,294	$61,812
Portfolio Interest Expense (1)	(20,264)	(111)	—	(20,375)
Portfolio Net Interest Income (1)	$35,996	$3,147	$2,294	$41,437

Portfolio Net Interest Margin - Three Months Ended June 30, 2022:
Average Interest Earning Assets (3)	$3,535,569	$137,333	$21,177	$3,694,079
Average Interest Bearing Liabilities (4)	$2,498,132	$16,591	—	$2,514,723

Yield on Average Interest Earning Assets (5)	6.37%	9.49%	43.33%	6.69%
Average Portfolio Financing Cost (6)	(3.21)%	(2.65)%	—	(3.21)%
Portfolio Net Interest Margin (7)	3.16%	6.84%	43.33%	3.48%

(1)Represents a non-GAAP financial measure. A reconciliation of the Company's non-GAAP financial measures to their most directly comparable GAAP measure is included below in "Reconciliation of Financial Information."
(2)Includes interest income earned on cash accounts held by the Company.
(3)Average Interest Earning Assets is calculated based on the daily average amortized cost for the respective periods and excludes all Consolidated SLST assets other than those securities owned by the Company.
(4)Average Interest Bearing Liabilities is calculated each quarter based on the daily average outstanding balance for the respective periods and excludes our Consolidated SLST CDOs, subordinated debentures, convertible notes, senior unsecured notes and mortgages payable on real estate as these liabilities do not directly and exclusively finance our interest earning assets.
(5)Yield on Average Interest Earning Assets is calculated by dividing our annualized portfolio interest income (a supplemental non-GAAP financial measure) relating to our interest earning assets by our Average Interest Earning Assets for the respective periods.
(6)Average Portfolio Financing Cost is calculated by dividing our annualized portfolio interest expense (a supplemental non-GAAP financial measure) by our Average Interest Bearing Liabilities.
(7)Portfolio Net Interest Margin is the difference between our Yield on Average Interest Earning Assets and our Average Portfolio Financing Cost.
(8)The Company, through its ownership of certain securities, has determined it is the primary beneficiary of Consolidated SLST and has consolidated the assets and liabilities of Consolidated SLST in the Company’s condensed consolidated financial statements. Portfolio interest income amounts represent interest income earned by securities that are owned by the Company. A reconciliation of portfolio net interest income from the Single-Family portfolio to the condensed consolidated financial statements is included below in "Reconciliation of Financial Information."

Conference Call

On Wednesday, August 3, 2022 at 9:00 a.m., Eastern Time, New York Mortgage Trust's executive management is scheduled to host a conference call and audio webcast to discuss the Company’s financial results for the three and six months ended June 30, 2022. To access the conference call, please pre-register at https://register.vevent.com/register/BI1dd5bd4f1a5b4e1aadae446cc7182b8f. Registrants will receive confirmation with dial-in details. A live audio webcast of the conference call can be accessed via the Internet, on a listen-only basis, at the Investor Relations section of the Company's website at http://www.nymtrust.com. Please allow extra time, prior to the call, to visit the site and download the necessary software to listen to the Internet broadcast. A webcast replay link of the conference call will be available on the Investor Relations section of the Company’s website approximately two hours after the call and will be available for 12 months.

In connection with the release of these financial results, the Company will also post a supplemental financial presentation that will accompany the conference call on its website at http://www.nymtrust.com under the "Investors — Events and Presentations" section. Second quarter 2022 financial and operating data can be viewed in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, which is expected to be filed with the Securities and Exchange Commission on or about August 4, 2022. A copy of the Form 10-Q will be posted at the Company’s website as soon as reasonably practicable following its filing with the Securities and Exchange Commission.

About New York Mortgage Trust

New York Mortgage Trust, Inc. is a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”) for federal income tax purposes. NYMT is an internally managed REIT in the business of acquiring, investing in, financing and managing primarily mortgage-related single-family and multi-family residential assets, including joint venture equity investments in multi-family apartment communities. For a list of defined terms used from time to time in this press release, see “Defined Terms” below.

Defined Terms

The following defines certain of the commonly used terms that may appear in this press release: “RMBS” refers to residential mortgage-backed securities backed by adjustable-rate, hybrid adjustable-rate, or fixed-rate residential loans; “Agency RMBS” refers to RMBS representing interests in or obligations backed by pools of residential loans guaranteed by a government sponsored enterprise (“GSE”), such as the Federal National Mortgage Association (“Fannie Mae”) or the Federal Home Loan Mortgage Corporation (“Freddie Mac”), or an agency of the U.S. government, such as the Government National Mortgage Association (“Ginnie Mae”); “ABS” refers to debt and/or equity tranches of securitizations backed by various asset classes including, but not limited to, automobiles, aircraft, credit cards, equipment, franchises, recreational vehicles and student loans; “non-Agency RMBS” refers to RMBS that are not guaranteed by any agency of the U.S. Government or any GSE; “IOs” refers collectively to interest only and inverse interest only mortgage-backed securities that represent the right to the interest component of the cash flow from a pool of mortgage loans; “POs” refers to mortgage-backed securities that represent the right to the principal component of the cash flow from a pool of mortgage loans; “CMBS” refers to commercial mortgage-backed securities comprised of commercial mortgage pass-through securities issued by a GSE, as well as PO, IO or mezzanine securities that represent the right to a specific component of the cash flow from a pool of commercial mortgage loans; “multi-family CMBS” refers to CMBS backed by commercial mortgage loans on multi-family properties; “CDO” refers to collateralized debt obligation and includes debt that permanently finances the residential loans held in Consolidated SLST, the Company's residential loans held in securitization trusts and a non-Agency RMBS re-securitization that we consolidate or consolidated in our financial statements in accordance with GAAP; “Consolidated SLST” refers to a Freddie Mac-sponsored residential loan securitization, comprised of seasoned re-performing and non-performing residential loans, of which we own the first loss subordinated securities and certain IOs, that we consolidate in our financial statements in accordance with GAAP; “Consolidated VIEs” refers to variable interest entities ("VIE") where the Company is the primary beneficiary, as it has both the power to direct the activities that most significantly impact the economic performance of the VIE and a right to receive benefits or absorb losses of the entity that could be potentially significant to the VIE and that we consolidate in our financial statements in accordance with GAAP; “Multi-Family” portfolio includes multi-family CMBS, preferred equity and mezzanine loan investments and certain equity investments that invest in multi-family assets, including joint venture equity investments; “Single-Family” portfolio includes residential loans, Agency RMBS, non-Agency RMBS and single-family rental properties; and “Other” portfolio includes ABS and equity investments in entities that invest in residential assets or originate residential loans.

Cautionary Statement Regarding Forward-Looking Statements

When used in this press release, in future filings with the Securities and Exchange Commission (the “SEC”) or in other written or oral communications, statements which are not historical in nature, including those containing words such as “will,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “could,” “would,” “should,” “may” or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, as such, may involve known and unknown risks, uncertainties and assumptions.

Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results and outcomes could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation: changes in the Company’s business and investment strategy; changes in interest rates and the fair market value of the Company’s assets, including negative changes resulting in margin calls relating to the financing of the Company’s assets; changes in credit spreads; changes in the long-term credit ratings of the U.S., Fannie Mae, Freddie Mac, and Ginnie Mae; general volatility of the markets in which the Company invests; changes in prepayment rates on the loans the Company owns or that underlie the Company’s investment securities; increased rates of default, delinquency or vacancy and/or decreased recovery rates on or at the Company’s assets; the Company’s ability to identify and acquire targeted assets, including assets in its investment pipeline; changes in relationships with the Company’s financing counterparties and the Company’s ability to borrow to finance its assets and the terms thereof; changes in our relationships with and/or the performance of our operating partners; the Company’s ability to predict and control costs; changes in laws, regulations or policies affecting the Company’s business, including actions that may be taken to contain or address the impact of the COVID-19 pandemic; the Company’s ability to make distributions to its stockholders in the future; the Company’s ability to maintain its qualification as a REIT for federal tax purposes; the Company’s ability to maintain its exemption from registration under the Investment Company Act of 1940, as amended; risks associated with investing in real estate assets, including changes in business conditions and the general economy, the availability of investment opportunities and the conditions in the market for Agency RMBS, non-Agency RMBS, ABS and CMBS securities, residential loans, structured multi-family investments and other mortgage-, residential housing- and credit-related assets; and the impact of COVID-19 on the Company, its operations and its personnel.

These and other risks, uncertainties and factors, including the risk factors described in the Company’s reports filed with the SEC pursuant to the Exchange Act, could cause the Company’s actual results to differ materially from those projected in any forward-looking statements the Company makes. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect the Company. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For Further Information

CONTACT: AT THE COMPANY
Phone: 212-792-0107
Email: InvestorRelations@nymtrust.com

FINANCIAL TABLES FOLLOW

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands, except share data)

	June 30, 2022	December 31, 2021
	(unaudited)
ASSETS
Residential loans, at fair value	$4,329,192	$3,575,601
Multi-family loans, at fair value	106,825	120,021
Investment securities available for sale, at fair value	140,506	200,844
Equity investments, at fair value	223,651	239,631
Cash and cash equivalents	407,104	289,602
Real estate, net	1,792,320	1,017,583
Other assets	299,938	215,019
Total Assets (1)	$7,299,536	$5,658,301
LIABILITIES AND EQUITY
Liabilities:
Repurchase agreements	$1,693,876	$554,259
Collateralized debt obligations ($710,233 at fair value and $1,107,091 at amortized cost, net as of June 30, 2022 and $839,419 at fair value and $682,802 at amortized cost, net as of December 31, 2021)	1,817,324	1,522,221
Convertible notes	—	137,898
Senior unsecured notes	97,039	96,704
Subordinated debentures	45,000	45,000
Mortgages payable on real estate, net	1,251,059	709,356
Other liabilities	231,066	161,081
Total liabilities (1)	5,135,364	3,226,519

Commitments and Contingencies

Redeemable Non-Controlling Interest in Consolidated Variable Interest Entities	37,101	66,392

Stockholders' Equity:
Preferred stock, par value $0.01 per share, 31,500,000 and 29,500,000 shares authorized as of June 30, 2022 and December 31, 2021, respectively, 22,284,994 shares issued and outstanding ($557,125 aggregate liquidation preference)	538,221	538,221
Common stock, par value $0.01 per share, 800,000,000 shares authorized, 378,647,371 and 379,405,240 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	3,786	3,794
Additional paid-in capital	2,354,377	2,356,576
Accumulated other comprehensive (loss) income	(945)	1,778
Accumulated deficit	(802,448)	(559,338)
Company's stockholders' equity	2,092,991	2,341,031
Non-controlling interest in consolidated variable interest entities	34,080	24,359
Total equity	2,127,071	2,365,390
Total Liabilities and Equity	$7,299,536	$5,658,301
(1)Our condensed consolidated balance sheets include assets and liabilities of consolidated variable interest entities ("VIEs") as the Company is the primary beneficiary of these VIEs. As of June 30, 2022 and December 31, 2021, assets of consolidated VIEs totaled $3,952,609 and $2,940,513, respectively, and the liabilities of consolidated VIEs totaled $3,141,474 and $2,235,665, respectively.

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)
(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
NET INTEREST INCOME:
Interest income	$68,020	$52,186	$126,521	$102,225
Interest expense	41,891	20,711	70,513	40,410
Total net interest income	26,129	31,475	56,008	61,815

NON-INTEREST (LOSS) INCOME:
Realized gains, net	2,386	4,989	6,192	12,047
Unrealized (losses) gains, net	(67,694)	23,854	(151,353)	50,020
Income from equity investments	8,100	10,607	14,153	14,006
Income from real estate	35,870	2,150	61,458	3,645
Other income	1,105	1,676	2,531	3,278
Total non-interest (loss) income	(20,233)	43,276	(67,019)	82,996

GENERAL, ADMINISTRATIVE AND OPERATING EXPENSES:
General and administrative expenses	13,175	12,520	27,533	23,961
Expenses related to real estate	70,759	3,913	118,748	6,837
Portfolio operating expenses	12,690	6,688	22,179	11,518
Total general, administrative and operating expenses	96,624	23,121	168,460	42,316

(LOSS) INCOME FROM OPERATIONS BEFORE INCOME TAXES	(90,728)	51,630	(179,471)	102,495
Income tax expense	90	15	67	81

NET (LOSS) INCOME	(90,818)	51,615	(179,538)	102,414
Net loss attributable to non-controlling interest in consolidated variable interest entities	18,922	1,625	33,792	3,034
NET (LOSS) INCOME ATTRIBUTABLE TO COMPANY	(71,896)	53,240	(145,746)	105,448
Preferred stock dividends	(10,493)	(10,296)	(20,986)	(20,593)
NET (LOSS) INCOME ATTRIBUTABLE TO COMPANY'S COMMON STOCKHOLDERS	$(82,389)	$42,944	$(166,732)	$84,855

Basic (loss) earnings per common share	$(0.22)	$0.11	$(0.44)	$0.22
Diluted (loss) earnings per common share	$(0.22)	$0.11	$(0.44)	$0.22
Weighted average shares outstanding-basic	381,200	379,299	380,999	379,091
Weighted average shares outstanding-diluted	381,200	381,517	380,999	381,167

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
SUMMARY OF QUARTERLY (LOSS) EARNINGS
(Dollar amounts in thousands, except per share data)
(unaudited)

	For the Three Months Ended
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Interest income	$68,020	$58,501	$52,318	$52,323	$52,186
Interest expense	41,891	28,622	21,546	21,292	20,711
Total net interest income	26,129	29,879	30,772	31,031	31,475
Total non-interest (loss) income	(20,233)	(46,784)	39,333	49,412	43,276
Total general, administrative and operating expenses	96,624	71,836	34,063	28,046	23,121
(Loss) income from operations before income taxes	(90,728)	(88,741)	36,042	52,397	51,630
Income tax expense (benefit)	90	(22)	1,162	1,215	15
Net (loss) income	(90,818)	(88,719)	34,880	51,182	51,615
Net loss attributable to non-controlling interest in consolidated variable interest entities	18,922	14,869	1,296	394	1,625
Net (loss) income attributable to Company	(71,896)	(73,850)	36,176	51,576	53,240
Preferred stock dividends	(10,493)	(10,493)	(10,994)	(11,272)	(10,296)
Preferred stock redemption charge	—	—	(2,722)	(3,443)	—
Net (loss) income attributable to Company's common stockholders	(82,389)	(84,343)	22,460	36,861	42,944
Basic (loss) earnings per common share	$(0.22)	$(0.22)	$0.06	$0.10	$0.11
Diluted (loss) earnings per common share	$(0.22)	$(0.22)	$0.06	$0.10	$0.11
Weighted average shares outstanding - basic	381,200	380,795	379,346	379,395	379,299
Weighted average shares outstanding - diluted	381,200	380,795	380,551	380,983	381,517

Yield on average interest earning assets	6.69%	6.80%	6.57%	6.39%	6.31%
Portfolio net interest income (1)	$41,437	$39,536	$37,722	$37,044	$36,288
Portfolio net interest margin	3.48%	3.87%	3.63%	3.25%	2.97%
Undepreciated (loss) earnings (1)	$(49,170)	$(64,205)	$31,045	$42,190	$44,021
Undepreciated (loss) earnings per common share (1)	$(0.13)	$(0.17)	$0.08	$0.11	$0.12
Book value per common share	$4.06	$4.36	$4.70	$4.74	$4.74
Undepreciated book value per common share (1)	$4.24	$4.45	$4.74	$4.76	$4.75

Dividends declared per common share	$0.10	$0.10	$0.10	$0.10	$0.10
Dividends declared per preferred share on Series B Preferred Stock (2)	$—	$—	$—	$0.48	$0.48
Dividends declared per preferred share on Series C Preferred Stock (2)	$—	$—	$—	$—	$0.49
Dividends declared per preferred share on Series D Preferred Stock	$0.50	$0.50	$0.50	$0.50	$0.50
Dividends declared per preferred share on Series E Preferred Stock	$0.49	$0.49	$0.49	$0.49	$0.49
Dividends declared per preferred share on Series F Preferred Stock (3)	$0.43	$0.43	$0.43	$0.47	$—
Dividends declared per preferred share on Series G Preferred Stock (4)	$0.44	$0.44	$0.25	$—	$—
(1)Represents a non-GAAP financial measure. A reconciliation of the Company's non-GAAP financial measures to their most directly comparable GAAP measure is included below in "Reconciliation of Financial Information."
(2)The Company redeemed all outstanding shares of its Series B Preferred Stock and Series C Preferred Stock in December 2021 and July 2021, respectively.

(3)For the three months ended September 30, 2021, dividends declared represents the cash dividend for the long initial dividend period that began on July 7, 2021 and ended on October 14, 2021.
(4)For the three months ended December 31, 2021, dividends declared represent the cash dividend for the short initial dividend period that began on November 24, 2021 and ended on January 14, 2022.

Reconciliation of Financial Information

Non-GAAP Financial Measures

In addition to the results presented in accordance with GAAP, this press release includes certain non-GAAP financial measures, including undepreciated earnings, undepreciated book value per common share, portfolio interest income, portfolio interest expense and portfolio net interest income.. Our management team believes that these non-GAAP financial measures, when considered with our GAAP financial statements, provide supplemental information useful for investors as it enables them to evaluate our current performance and trends using the same metrics that management uses to operate our business. Our presentation of non-GAAP financial measures may not be comparable to similarly-titled measures of other companies, who may use different calculations. Because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. Our GAAP financial results and the reconciliations of the non-GAAP financial measures included in this press release or the supplemental financial presentation to the most directly comparable financial measures prepared in accordance with GAAP should be carefully evaluated.

Undepreciated (Loss) Earnings

Undepreciated (loss) earnings is a supplemental non-GAAP financial measure defined as GAAP net (loss) income attributable to Company's common stockholders excluding the Company's share in depreciation expense and lease intangible amortization expense related to operating real estate, net. By excluding these non-cash adjustments from our operating results, we believe that the presentation of undepreciated (loss) earnings provides a consistent measure of our operating performance and useful information to investors to evaluate the effective net return on our portfolio. In addition, we believe that presenting undepreciated (loss) earnings enables our investors to measure, evaluate, and compare our operating performance to that of our peers.

A reconciliation of net (loss) income attributable to Company's common stockholders to undepreciated (loss) earnings for the respective periods ended is presented below (amounts in thousands, except per share data):

	For the Three Months Ended
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Net (loss) income attributable to Company's common stockholders	$(82,389)	$(84,343)	$22,460	$36,861	$42,944
Add:
Depreciation expense on operating real estate	10,309	6,159	2,237	1,655	296
Amortization of lease intangibles related to operating real estate	22,910	13,979	6,348	3,674	781
Undepreciated (loss) earnings	$(49,170)	$(64,205)	$31,045	$42,190	$44,021

Weighted average shares outstanding - basic	381,200	380,795	379,346	379,395	379,299
Undepreciated (loss) earnings per common share	$(0.13)	$(0.17)	$0.08	$0.11	$0.12

Undepreciated Book Value Per Common Share

Undepreciated book value per common share is a supplemental non-GAAP financial measure defined as GAAP book value excluding the Company's share of cumulative depreciation and lease intangible amortization expenses related to operating real estate, net held at the end of the period. By excluding these non-cash adjustments, undepreciated book value reflects the value of the Company’s rental property portfolio at its undepreciated basis. The Company's rental property portfolio includes single-family rental homes directly owned by the Company and consolidated multi-family apartment communities. We believe that the presentation of undepreciated book value per common share is useful to investors and us as it allows management to consider our overall portfolio exclusive of non-cash adjustments to operating real estate, net and facilitates the comparison of our financial performance to that of our peers.

A reconciliation of GAAP book value to undepreciated book value and calculation of undepreciated book value per common share as of the dates indicated is presented below (amounts in thousands, except per share data):

	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Company's stockholders' equity	$2,092,991	$2,217,618	$2,341,031	$2,357,793	$2,321,161
Preferred stock liquidation preference	(557,125)	(557,125)	(557,125)	(561,027)	(521,822)
GAAP book value	1,535,866	1,660,493	1,783,906	1,796,766	1,799,339
Add:
Cumulative depreciation expense on operating real estate	20,081	9,772	4,381	2,144	489
Cumulative amortization of lease intangibles related to operating real estate	48,213	25,303	11,324	4,976	1,302
Undepreciated book value	$1,604,160	$1,695,568	$1,799,611	$1,803,886	$1,801,130

Common shares outstanding	378,647	381,249	379,405	379,286	379,372
GAAP book value per common share (1)	$4.06	$4.36	$4.70	$4.74	$4.74
Undepreciated book value per common share (2)	$4.24	$4.45	$4.74	$4.76	$4.75

(1)GAAP book value per common share is calculated using the GAAP book value and the common shares outstanding for the periods indicated.
(2)Undepreciated book value per common share is calculated using the undepreciated book value and the common shares outstanding for the periods indicated.

Portfolio Interest Income, Portfolio Interest Expense and Portfolio Net Interest Income

The Company has determined it is the primary beneficiary of Consolidated SLST and has consolidated Consolidated SLST into the Company's condensed consolidated financial statements. Our GAAP interest income includes interest income recognized on the underlying seasoned re-performing and non-performing residential loans held in Consolidated SLST. Our GAAP interest expense includes interest expense recognized on the Consolidated SLST CDOs that permanently finance the residential loans in Consolidated SLST. We calculate portfolio interest income (a supplemental non-GAAP financial measure) by reducing our GAAP interest income by the interest expense recognized on the Consolidated SLST CDOs, thus only including the interest income earned by the SLST securities that are actually owned by the Company.

We refer to GAAP interest expense, excluding interest expense from Consolidated SLST CDOs, subordinated debentures, convertible notes, senior unsecured notes and mortgages payable on real estate, as portfolio interest expense (a supplemental non-GAAP financial measure). Portfolio net interest income is a supplemental non-GAAP financial measure defined as GAAP net interest income excluding interest expense from subordinated debentures, convertible notes, senior unsecured notes and mortgages payable on real estate. As discussed above, we exclude the interest expense recognized on the Consolidated SLST CDOs from GAAP interest expense and instead reduce our GAAP interest income by the interest expense recognized on the Consolidated SLST CDOs to reflect the interest income earned by the SLST securities that are actually owned by the Company. In addition, we exclude our unsecured long-term debt and mortgages payable on real estate from GAAP interest expense in our calculation of portfolio interest expense and portfolio net interest income, the inclusion of which may otherwise obscure underlying trends in our portfolio of interest earning assets. We believe our calculation of these measures provides investors and management with additional detail and enhances their understanding of the performance of our interest earning assets, the cost of financing attributable to the financing instruments that directly and exclusively finance the Company’s interest earning assets and underlying trends within our portfolio of interest earning assets.

A reconciliation of GAAP interest income to portfolio interest income, GAAP interest expense to portfolio interest expense and GAAP total net interest income to portfolio net interest income for the respective periods ended is presented below (dollar amounts in thousands):

	For the Three Months Ended
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
GAAP interest income	$68,020	$58,501	$52,318	$52,323	$52,186
GAAP interest expense	41,891	28,622	21,546	21,292	20,711
GAAP total net interest income	$26,129	$29,879	$30,772	$31,031	$31,475

GAAP interest income	$68,020	$58,501	$52,318	$52,323	$52,186
Subtract interest expense from:
Consolidated SLST CDOs	6,208	5,978	6,764	7,116	7,151
Portfolio interest income	$61,812	$52,523	$45,554	$45,207	$45,035

GAAP interest expense	$41,891	$28,622	$21,546	$21,292	$20,711
Subtract interest expense from:
Consolidated SLST CDOs	6,208	5,978	6,764	7,116	7,151
Subordinated debentures	550	459	457	458	459
Convertible notes	—	438	2,814	2,810	2,788
Senior unsecured notes	1,607	1,603	1,601	1,598	1,136
Mortgages payable on real estate	13,151	7,157	2,078	1,147	430
Portfolio interest expense	$20,375	$12,987	$7,832	$8,163	$8,747
Portfolio net interest income	$41,437	$39,536	$37,722	$37,044	$36,288

Equity Investments in Consolidated Multi-Family Properties

We invest in joint venture investments that own multi-family apartment communities which the Company determined to be VIEs and for which the Company is the primary beneficiary. As a result, we are required to consolidate these entities' underlying assets, liabilities, income and expenses in our condensed consolidated financial statements with non-controlling interests for the third-party ownership of the joint ventures' membership interests.

A reconciliation of our net equity investments in consolidated multi-family properties to our condensed consolidated financial statements as of June 30, 2022 is shown below (dollar amounts in thousands):

Cash and cash equivalents	$38,233
Real estate, net	1,649,472
Lease intangible, net (a)	18,924
Other assets	29,163
Total assets	$1,735,792

Mortgages payable on real estate, net	$1,251,059
Other liabilities	25,755
Total liabilities	$1,276,814

Redeemable non-controlling interest in Consolidated VIEs	$37,101
Non-controlling interest in Consolidated VIEs	$34,080
Net equity investment	$387,797

(a)Included in other assets in the accompanying condensed consolidated balance sheets.

Consolidated SLST

We determined that Consolidated SLST is a VIE and that we are the primary beneficiary of Consolidated SLST. As a result, we are required to consolidate Consolidated SLST’s underlying seasoned re-performing and non-performing residential loans including its liabilities, income and expenses in our condensed consolidated financial statements. We have elected the fair value option on the assets and liabilities held within Consolidated SLST, which requires that changes in valuations in the assets and liabilities of Consolidated SLST be reflected in our condensed consolidated statements of operations.

A reconciliation of our portfolio net interest income generated by our Single-Family portfolio to our condensed consolidated financial statements for the three months ended June 30, 2022 is set forth below (dollar amounts in thousands):

Interest income, residential loans	$51,522
Interest income, investment securities available for sale	1,692
Interest income, Consolidated SLST	9,254
Interest expense, Consolidated SLST CDOs	(6,208)
Portfolio interest income, Single-Family	56,260

Interest expense, repurchase agreements	(11,536)
Interest expense, residential loan securitizations	(8,728)
Portfolio interest expense, Single-Family	(20,264)

Portfolio net interest income, Single-Family	$35,996